Exhibit 5.1

September 30, 2008

Charles Barkley
Securities Attorney

Revolutionary Concepts, Inc.
2622 Ashby Woods
Matthews, NC 28105

Re:	Legal Opinion - Shares Offered By Form S-1 Registration Statement

Ladies and Gentlemen:

I have acted as special counsel to Revolutionary Concepts, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), for resale of an aggregate of 3,642,200 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”) representing (i) up to 1,642,200 shares of Common Stock and (ii) up to 2,000,000 shares of Common Stock issuable upon exercise of Class A and Class B warrants (the “Common Stock Warrant”).

I have examined such documents and considered such legal matters as I have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, I have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

The Company currently has sufficient authorized shares to permit the issuance of all of the common stock registered and I have assumed that the Company will keep authorized and reserved a sufficient number of shares of Common Stock to satisfy its obligations to issue the Shares.

Based upon and subject to the foregoing and assuming that the full consideration for each share of Common Stock issuable upon the exercise of the Common Stock Warrant is received by the Company in accordance with the terms of the Common Stock Warrant, it is my opinion that that the Shares will, when issued be validly issued, fully paid and non-assessable.

I also consent to the use of this opinion in the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading “Legal Matters” in the Registration Statement.

Very truly yours, /s/Charles W. Barkley Charles W. Barkley